Exhibit 99.1

Virtual Interactive Technologies Corp. is pleased to announce its participation at the Trickle Research Rocky Mountain Microcap Conference.

Members of Virtual Interactive Technologies executive team will be presenting at the conference on October 25, 2023.

Denver, Colorado, October 18, 2023 (GLOBE NEWSWIRE) — Virtual Interactive Technologies Corp., (OTC: VRVR) (“VRVR” or the “Company”), an American multi-platform video gaming developer and publisher, is pleased to announce that members of its executive team will be presenters at Rocky Mountain Microcap Conference XII to be held October 25th at TopGolf in Centennial, Colorado. The company is slated to present in the early afternoon time slot.

The Rocky Mountain Microcap Conference is a single-track, single day, 13 company event. The event is hosted by Trickle Research (www.trickleresearch.com) and CO-Sponsored by GVC Capital LLC. Trickle Research provides proprietary independent research and analysis on emerging opportunities for both public and private companies. GVC Capital Partners is a boutique investment banking firm headquartered in Greenwood Village, Colorado (www.gvccap.com).

About Virtual Interactive Technologies Corp.

Virtual Interactives Technologies Corp. (www.vrvrcorp.com) is a Denver, Colorado based video game production, publishing, and technology company. The company currently has a portfolio of five video game titles which include: Carmageddon MaxDamage, Carmageddon Crashers, Interplanetary Enhanced Edition, Worbital, and Catch & Release VR. The Company finances the development of video game projects to be release on various popular gaming platforms which include mobile gaming, virtual reality, PC, console and other new and emerging gaming technologies. We look to team with existing game developers as well as offering our own expertise in development solutions, publishing, and marketing video game products. We are constantly engaged in finding ways to reinvest our royalty income streams into further growing our royalty contracts and intellectual property in the video gaming industry.

For Additional Information:

Investor Relations info@vrvrcorp.com

Safe Harbor Statement / Forward-Looking Statements

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, the impact of any product liability or other adverse litigation, working capital and availability of capital, commercialization and technological difficulties, the impact of actions and events involving key customers, vendors, lenders, competitors, and other risks. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate”, “believe”, “estimate”, “expect”, “may”, “objective”, “plan”, “possible”, “potential”, “project”, “will”, and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information, or otherwise.

Source: Virtual Interactive Technologies Corp.